Exhibit 99.2

For Immediate Release:	For further information, contact:
Jaime F. Brito
ir@mariner-energy.com
(713) 954-5558
Mariner Energy Reports Third Quarter 2006 Results and Provides Operational Update
Houston, TX – November 9, 2006, Mariner Energy, Inc. (NYSE: ME) today announced financial results for the third quarter 2006 and provided an operational update.
Production, revenues and net income for the third quarter 2006 increased significantly from results reported a year ago primarily as a result of consolidation of assets acquired in the merger transaction with Forest Oil Corporation that closed March 2, 2006.
•	Production totaled 22.7 billion cubic feet gas equivalent (Bcfe) for the third quarter 2006, an increase of 274% from the third quarter 2005.

•	Revenues totaled $190.5 million for the third quarter 2006, an increase of 336% from the third quarter 2005.

•	Net income totaled $36.4 million for the third quarter 2006, an increase of 424% from the third quarter 2005.

•	Basic and diluted earnings per share (EPS) for the third quarter 2006 were each $0.43. This compares to $0.21 basic EPS and $0.20 diluted EPS in the third quarter 2005.
Mariner has scheduled a conference call to review third quarter 2006 results on November 10, 2006, at 10:00 a.m. EDT (9:00 a.m. CDT). To participate in the Mariner conference call, callers in the United States and Canada can dial (866) 831-6270. International callers can dial (617) 213-8858. The conference pass code for both numbers is 90786234.
The call will also be broadcast live over the internet and can be accessed through the Investor Relations’ Webcasts and Presentations section of the company’s website at http://www.mariner-energy.com.
Following is more detailed information regarding Mariner’s third quarter 2006 operational and financial results. Operating results include consolidation of the Forest assets beginning March 2, 2006.
OPERATIONAL UPDATE
Offshore – Mariner drilled six offshore wells in the third quarter 2006, all of which were successful. Information regarding the six successful wells is shown below:

				Expected date of
Well Name	Operator	Working Interest	Water Depth (Ft)	Initial Production	Location
GB 195 #1 (Zloty)	Mariner	70%	686 feet	TBD	Shelf
GB 244#2ST3 (Cottonwood)	Petrobras	20%	2,119 feet	1st Quarter 2007	Deepwater
EI 337 A10 (Mercury)	Devon	17%	268 feet	1st Quarter 2007	Shelf
HI 116 #5ST1	Mariner	100%	43 feet	4th Quarter 2006	Shelf
HI 46#1 ST1 (Green Pepper)	Mariner	31.5%	28 feet	1st Quarter 2007	Shelf
WC 132 #1 (Five Forks)	El Paso	20%	36 feet	TBD	Shelf
Mariner has been successful in 17 of the 22 offshore wells drilled from January 1, 2006 through September 30, 2006. As of September 30, 2006, three offshore wells were drilling.

MMS Update – Mariner has been awarded all six blocks on which it was the high bidder in the Minerals Management Service (MMS) OCS Oil and Gas Lease Sale 198 held on August 16, 2006. Our cost for the approximately 25,000 net acres covered by the six blocks is approximately $4.4 million.
Onshore – In the third quarter of 2006, Mariner drilled 44 development wells in West Texas, all of which were successful. Mariner currently has five rigs operating on its West Texas properties.
PRODUCTION
Production for the third quarter 2006 averaged 247 MMcfe/d, totaling 22.7 Bcfe, compared to average daily production of 66 MMcfe/d for the third quarter 2005, which totaled 6.1 Bcfe. Production in the Gulf of Mexico for the third quarter 2006 totaled 20.3 Bcfe, an increase of 369% over the comparable period in 2005. Onshore production for the third quarter 2006 totaled 2.3 Bcfe, an increase of 35% over the comparable period in 2005. Natural gas production comprised 73% of Mariner’s total production for the third quarter 2006.
The increased Gulf of Mexico production levels in the third quarter 2006 resulted primarily from the acquisition of the Forest assets. Approximately 12 MMcfe per day of production remains shut-in awaiting repairs to pipelines, facilities, terminals, and host facilities. Most of the deferred production is expected to recommence by the end of the year and the balance in 2007, except for an immaterial amount of production which is not expected to recommence.
REVENUES AND PRICING
Total revenues for the third quarter 2006 increased 336% over the comparable period in 2005 to $190.5 million. Natural gas revenues comprised 66% of total revenues for the third quarter 2006.
Natural gas prices (excluding the effects of hedging) for the third quarter 2006 averaged $6.92 per thousand cubic feet (/Mcf), compared to $8.67/Mcf for the third quarter 2005. Oil prices (excluding the effects of hedging) for the third quarter 2006 averaged $63.54 per barrel (/Bbl), compared to $60.33/Bbl for the third quarter 2005. The impact of hedges during the third quarter 2006 increased average natural gas pricing by $0.68/Mcf to $7.60/Mcf and reduced average oil pricing by $0.86/Bbl to $62.68/Bbl, resulting in a net hedging gain of $10.4 million.
HEDGING ACTIVITY
During the third quarter of 2006, Mariner entered into the following hedging transactions:

Fixed Price Swaps	Quantity	Fixed Price
Crude Oil (Bbls)
October 1— December 31, 2006	260,360	$72.35

Natural Gas (MMbtus)
October 1— December 31, 2006	5,451,000	$9.16
January 1, 2007 — December 31, 2007	12,156,323	9.79
January 1, 2008 — September 30, 2008	3,059,689	9.58

Costless Collars	Quantity	Floor	Cap
Crude Oil (Bbls)
January 1—December 31, 2007	498,914	$62.00	$88.40
January 1—December 31, 2008	115,475	62.00	86.85
To date, no additional hedges have been entered into.
OPERATING AND GENERAL & ADMINISTRATIVE EXPENSES
Lease Operating Expenses – Lease operating expenses (including workover expenses) for the third quarter 2006 were $28.7 million, compared to $5.9 million in the third quarter 2005. The increase was primarily attributable to the acquisition of the Forest assets and increased costs attributable to the addition of new productive wells onshore. On a per-unit basis, average lease operating costs rose to $1.27/Mcfe in the third quarter 2006 from an average of $0.97/Mcfe in the third quarter 2005. Continued shut-in production from the impact of the 2005 hurricanes contributed to the increased per-unit operating costs.

Severance and Ad Valorem Taxes – Severance and ad valorem taxes were $2.3 million in the third quarter 2006, compared to $1.1 million in the third quarter 2005. The increase was primarily attributable to the acquisition of the Forest assets and the resulting increased production. On a per-unit basis, average severance and ad valorem taxes decreased to $0.10/Mcfe in the third quarter 2006 from an average of $0.18 in third quarter 2005.
General & Administrative Expenses – General and administrative (“G&A”) expenses totaled $7.6 million in the third quarter 2006, compared to $11.3 million in the third quarter 2005. For the third quarter 2006, G&A expense includes charges for stock compensation expense of $1.1 million, compared to $8.1 million in the third quarter 2005.
G&A expense for the third quarter 2006 includes approximately $0.1 million for severance, retention, relocation, and transition costs related to the Forest transaction. Salaries and wages in the third quarter 2006 increased compared to third quarter 2005 primarily as a result of staffing additions related to the Forest transaction.
G&A expenses in the third quarter 2006 are net of $4.4 million of overhead reimbursements billed or received from other working interest owners, compared to $0.7 million of similar reimbursements for the third quarter 2005.
NET INCOME AND EARNINGS PER SHARE
Net income for the third quarter 2006 was $36.4 million compared to $6.9 million for the third quarter 2005. Basic and diluted EPS for the third quarter 2006 were $0.43 for each measure compared to $0.21 basic EPS and $0.20 diluted EPS in the third quarter 2005.
EBITDA
Earnings before interest, tax, depreciation, depletion, amortization, and impairments (EBITDA) for the third quarter 2006 was $150.1 million compared to $25.2 million for the third quarter 2005. EBITDA for third quarter 2006 and 2005 includes charges of $1.1 million and $8.1 million, respectively, for non-cash stock compensation expense. A definition and reconciliation of EBITDA can be found in the table below titled “EBITDA RECONCILIATION”.
Capital expenditures for the third quarter 2006 totaled $240.1 million compared to $50.9 million for the third quarter 2005.
PRODUCTION, AVERAGE REALIZED PRICES (NET OF HEDGING), AND PER UNIT COSTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Production:
Natural Gas (Bcf)	16.6	4.0	39.3	14.5
Oil and Liquids (MMBbls)	1.0	0.3	2.5	1.3
Natural Gas Equivalent (Bcfe)	22.7	6.1	54.5	22.5

Realized Prices (net of hedging):
Gas ($/Mcf)	$7.60	$6.98	$7.25	$6.54
Oil ($/Bbl)	62.68	43.64	59.58	40.12

Operating Costs per MMcfe
Lease Operating Expense	$1.27	$0.97	$1.15	$0.78
Severance and ad valorem taxes	0.10	0.18	0.10	0.11
Transportation Expense	0.08	0.03	0.07	0.08
General and Administrative Expense	0.33	1.87	0.46	1.19
General and Administrative Expense – net of stock comp. exp.	0.29	0.53	0.29	0.40
Depreciation, Depletion and Amortization	3.63	2.04	3.53	1.93
Impairment of production equipment held for use	—	0.08	—	0.02

CAPITAL EXPENDITURES
(Unaudited)
The Company’s capital expenditures for the periods ended September 30, 2006 and September 30, 2005 are summarized below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Dollars in Millions)		(Dollars in Millions)
Oil and Natural Gas Exploration	$29.1	$16.1	$169.1	$23.6
Oil and Natural Gas Development	137.0	31.6	262.9	83.0
Acquisitions/Dispositions/Other	74.0	3.2	83.0	23.8

Total Capital Expenditures	$240.1	$50.9	$515.0	$130.4

COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
MARINER ENERGY, INC.
STATEMENT OF OPERATIONS
(In Thousands, except earnings per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Oil Sales	$63,256	$15,144	$150,982	$53,579
Gas Sales	126,432	27,823	285,008	94,913
Other Revenues	778	695	2,401	2,753

Total Revenues	190,466	43,662	438,391	151,245
Cost and Expenses:
Lease Operating Expense	28,744	5,887	62,863	17,678
Severance and ad valorem taxes	2,262	1,089	5,710	2,492
Transportation Expense	1,754	196	4,031	1,697
General and Administrative Expense	7,577	11,326	25,050	26,726
Depreciation, Depletion and Amortization	82,416	12,403	192,222	43,457
Impairment of production equipment held for use	—	498	—	498

Total Costs and Expenses	122,753	31,399	289,876	92,548

OPERATING INCOME	67,713	12,263	148,515	58,697
Interest:
Income	237	135	486	696
Expense, net of capitalized amounts	(11,724)	(1,849)	(26,392)	(5,416)

Income before taxes	56,226	10,549	122,609	53,977
Provision for income taxes	(19,836)	(3,606)	(44,385)	(18,414)

NET INCOME	$36,390	$6,943	$78,224	$35,563

Earnings per share:
Net income per share-basic	$0.43	$0.21	$1.07	$1.10
Net income per share-diluted	$0.43	$0.20	$1.06	$1.07

Weighted average shares outstanding-basic	85,493	33,348	73,270	32,438
Weighted average shares outstanding-diluted	85,581	34,807	73,695	33,313

MARINER ENERGY, INC.
EBITDA RECONCILIATION
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Reconciliation of Non-GAAP Measure:
Net Income	$36,390	$6,943	$78,224	$35,563
Add: Net Interest Expense	11,487	1,714	25,906	4,720
Add: Provision for Income Taxes	19,836	3,606	44,385	18,414
Add: Depreciation, Depletion and Amortization	82,416	12,403	192,222	43,457
Add: Impairment of production equipment held for use	—	498	—	498

EBITDA(1)	$150,129	$25,164	$340,737	$102,652

(1)	EBITDA means earnings before interest, income taxes, depreciation, depletion, amortization and impairments. Mariner believes that EBITDA is a widely accepted financial indicator that provides additional information about its ability to meet its future requirements for debt service, capital expenditures and working capital, but EBITDA should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles or as a measure of a company’s profitability or liquidity.
MARINER ENERGY, INC.
BALANCE SHEET
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2006	2005
Current Assets:
Cash and Cash Equivalents	$4,874	$4,556
Receivables	163,579	84,109
Insurance Receivables	61,586	4,542
Derivative Financial Instruments	55,265	—
Prepaid Seismic	16,956	6,542
Deferred Tax Asset	10,215	26,017
Prepaid Expenses and Other	15,149	15,666

Total Current Assets	327,624	141,432

Property and Equipment (Net)	2,061,904	515,943
Goodwill	263,750	—
Derivative Financial Instruments	18,674	—
Other Assets, Net of Amortization	28,772	8,161

TOTAL ASSETS	$2,700,724	$665,536

Current Liabilities
Accounts Payable	$35,806	$37,530
Accrued Liabilities	107,765	75,324
Accrued Capital Costs	129,308	37,006
Abandonment liability	51,952	11,359
Accrued Interest	12,580	614
Derivative Liability	—	42,173

Total Current Liabilities	337,411	204,006

Long-Term Liabilities
Abandonment Liability	170,495	38,176
Deferred Income Tax	305,756	25,886
Derivative Liability	—	21,632
Long-Term Debt	614,000	156,000
Other Long-Term Liabilities	6,000	6,500

Total Long-Term Liabilities	1,096,251	248,194

Stockholders’ Equity
Common Stock and Additional Paid in Capital	1,042,553	160,709
Accumulated Other Comprehensive Income/(Loss)	52,185	(41,473)
Accumulated Retained Earnings	172,324	94,100

Total Stockholders’ Equity	1,267,062	213,336

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,700,724	$665,536

MARINER ENERGY, INC.
SELECTED CASH FLOW INFORMATION
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Cash Flows from Operations	$331,590	$113,858
Changes in Operating Assets and Liabilities	(158,796)	21,516

Net Cash Provided by Operating Activities	$172,794	$135,374

Net Cash Used in Investing Activities	$(423,471)	$(142,084)

Net Cash Provided by Financing Activities	$250,995	$8,733

Increase in Cash and Cash Equivalents	$318	$2,023

2006 GUIDANCE UPDATE
As described in the following table, Mariner has updated its guidance for the full-year 2006. Factors that could materially impact the company’s actual results are noted below in the forward-looking statements section of this release.

2006E
Capital Spending (In Millions):
Exploration	$185 — $190
Development	400 — 410
Capitalized Interest/Other	10 — 15

Production:
Total (Bcfe)	79 — 80
FORWARD-LOOKING STATEMENTS
The preceding guidance estimates contain assumptions that we believe are reasonable. These estimates are based on information that is available as of the date of this news release. We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available. There can be no assurance that any of the guidance estimates can or will be achieved.
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may”, “will”, “estimate”, “project”, “predict”, “believe”, “expect”, “anticipate”, “potential”, “plan”, “goal”, or other words that convey the uncertainty of future events or outcomes. The forward-looking statements provided in this press release are based on the current belief of Mariner based on currently available information as to the outcome and timing of future events. Mariner cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility or inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other documents filed by Mariner with the Securities and Exchange Commission. Any of these factors could cause the actual results and plans of Mariner to differ materially from those in the forward-looking statements.
Investors are urged to read the Annual Report on Form 10-K for the year ended December 31, 2005 and other documents filed by Mariner with the Securities and Exchange Commission that contain important information including detailed risk factors. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner.
About Mariner Energy, Inc.

Mariner Energy, Inc. is an independent oil and gas exploration, development and production company with principal operations in the Gulf of Mexico and West Texas. For more information about Mariner, please visit its website at www.mariner-energy.com.
For further information, contact:
Jaime F. Brito, Director, Investor Relations
ir@mariner-energy.com
(713) 954-5558